REVOCABLE PROXY
AMERICAN BANCORP OF NEW JERSEY, INC.
ANNUAL MEETING OF STOCKHOLDERS
_________________, 2009
     The undersigned hereby appoints the members of the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of American Bancorp of New Jersey, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at its corporate headquarters, located at 365 Broad Street, Bloomfield, New Jersey, at ___p.m., local time and at any and all adjournments thereof. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	AGAINST	ABSTAIN

1.	The approval of the Agreement and Plan of Merger by and between Investors Bancorp, Inc. and American Bancorp of New Jersey, Inc. dated as of December 14, 2008, and the transactions contemplated by the merger agreement, as discussed in the proxy statement-prospectus.	☐	☐	☐

		FOR	WITHHOLD

2.	The election of all nominees listed below.	☐	☐

Joseph Kliminski

		FOR	AGAINST	ABSTAIN

3.	The ratification of the appointment of Crowe Horwath LLP as auditors of American Bancorp of New Jersey, Inc. for the fiscal year ending September 30, 2009.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	The transaction of any other business that properly comes before the annual meeting including, without limitation, a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger.	☐	☐	☐
The Board of Directors recommends a vote “FOR” each of the listed proposals.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
Should a Director nominee be unable to serve as a director, an event that American Bancorp of New Jersey, Inc. does not currently anticipate, the persons names in this proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of American Bancorp of New Jersey, Inc. at the Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of American Bancorp of New Jersey, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.
     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of the Annual Meeting, a Proxy Statement-Prospectus dated _______________, 2009 and American Bancorp of New Jersey, Inc.’s 2008 Annual Report to Shareholders.

Dated:	, 2009	☐ Check Box if You Plan to Attend Meeting

PRINT NAME OF SHAREHOLDER		PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER		SIGNATURE OF SHAREHOLDER
Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
Please complete and date this proxy and return it promptly
in the enclosed postage-prepaid envelope.